EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076 and 333-111077 of Mylan Laboratories Inc. on Form S-8 of our report dated May 18, 2004, which report expresses an unqualified opinion and includes an explanatory paragraph relating to Mylan Laboratories Inc.’s change in method of accounting for goodwill in fiscal 2003, appearing in this Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
June 11, 2004

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